Exhibit 99.1

news release

For immediate release

Investor contact: Colleen Mettler 314-553-2197 Media contact: Charlotte Boyd 952-994-8607

Emerson and AspenTech Complete Transaction,
Creating New AspenTech

ST. LOUIS (May 16, 2022) – Emerson (NYSE: EMR) and AspenTech today announced the successful closing of the combination of Emerson’s industrial software businesses – OSI Inc. and its Geological Simulation Software business – with AspenTech to create a global industrial software leader (“new AspenTech”). With the close of the transaction, Emerson owns 55% of new AspenTech on a fully diluted basis and AspenTech shareholders own the remaining 45%. Shares of new AspenTech will begin trading on NASDAQ under the ticker symbol “AZPN” (previously AspenTech’s ticker symbol) starting May 17, 2022.

“I am excited to announce the close of our transaction with AspenTech, which accelerates Emerson’s software strategy and creates an enhanced, high-performance, leading industrial software company with immediate scale and relevancy in a fast-paced, evolving market,” said Lal Karsanbhai, President and Chief Executive Officer of Emerson. “Today marks a significant milestone for Emerson and is a testament to our commitment to continue building a higher growth, more diversified portfolio. Together with new AspenTech, we expect to realize significant revenue and cost synergies, while having the platform and flexibility to strategically deploy capital for growth through continued investment and M&A.”

“We have now begun a new era at AspenTech, expanding our global leadership in industrial software by providing capabilities that support the entire lifecycle of complex operations across a wide range of industry verticals,” said Antonio Pietri, President and Chief Executive Officer of new AspenTech. “With a comprehensive software portfolio, an expanded global sales channel and an even stronger balance sheet reinforced by Emerson, new AspenTech will be uniquely positioned to help our customers address the dual challenge of meeting the increasing global demand for resources in a sustainable manner. As we move forward, I am confident that new AspenTech is poised for significant growth and continued success as we deliver value for our customers, employees and shareholders.”

Goldman Sachs & Co. LLC and Centerview Partners LLC served as financial advisors to Emerson, and Davis Polk & Wardwell LLP served as legal counsel. J.P. Morgan Securities LLC served as financial advisor to AspenTech, and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel.

About Emerson

Emerson (NYSE: EMR), headquartered in St. Louis, Missouri (USA), is a global technology and engineering company providing innovative solutions for customers in industrial, commercial and residential markets. Our Automation Solutions business helps process, hybrid and discrete manufacturers maximize production, protect personnel and the environment while optimizing their energy and operating costs. Our Commercial & Residential Solutions business helps ensure human comfort and health, protect food quality and safety, advance energy efficiency and create sustainable infrastructure. For more information, visit Emerson.com.

About Aspen Technology

Aspen Technology, Inc. (NASDAQ: AZPN) is a global software leader helping industries at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner. AspenTech solutions address complex environments where it is critical to optimize the asset design, operation and maintenance lifecycle. Through our unique combination of deep domain expertise and innovation, customers in capital-intensive industries can run their assets safer, greener, longer and faster to improve their operational excellence. To learn more, visit AspenTech.com.

Forward-Looking and Cautionary Statements

Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the scope, duration and ultimate impacts of the COVID-19 pandemic and the Russia-Ukraine conflict, as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

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